PROLOGIS REPORTS FIRST QUARTER GROWTH IN FFO AND EARNINGS PER SHARE
— Record Development Profits, Improving Operating Fundamentals and Continued Growth in
Property Funds Drive 38.9 Percent Increase in FFO per Share —
Denver, Colo. — May 1, 2007 — ProLogis (NYSE: PLD), the world’s largest owner, manager and developer of distribution facilities, today reported first quarter funds from operations as defined by ProLogis (FFO) of $1.25 per diluted share, up 38.9 percent from $0.90 in the same period in 2006. Net earnings per diluted share were $0.89 for the first quarter of 2007, compared with $0.72 for the same period in 2006.
“Our first quarter results reflect continued strong global market demand and solid improvement in all our business segments,” said Jeffrey H. Schwartz, chief executive officer. “Growth in international trade continues to drive customer requirements for modern, well-located logistics facilities at key nodes along the transportation infrastructure. Our focus on investing near major seaports, airports and intermodal terminals provides our customers with efficient supply-chain solutions, while supporting higher average occupancies and excellent long-term rent growth potential.”
Schwartz noted that institutional interest in industrial property continues to be strong, leading to further cap rate compression in many parts of the globe. “The related increases in property valuations supported record gains in our development, or CDFS, business and exceptionally strong margins during the quarter,” he said. “Our property fund segment also performed well, driven by a 21 percent increase in assets under management since the first quarter of 2006. In addition, our property operations segment benefited from significant rent growth on lease turnovers and occupancies that continue to surpass average market levels.”
Walter C. Rakowich, president and chief operating officer of ProLogis, said supply and demand in the industrial property market are well balanced across all three of the company’s operating regions. “In North America, overall development remains disciplined, driving continued positive net absorption in the top 30 logistics markets,” Rakowich said. “In Europe, leasing activity was brisk in Central Europe, while in the UK and Western Europe, demand remains solid. Market conditions in Asia continue to be very strong driven by growth in global trade, and new projects are leasing up shortly after completion.”
Acquisition of Parkridge Furthers Leadership Position in Europe
During the quarter, the company enhanced its European operations with the purchase of Parkridge’s industrial business and a 25 percent investment in its retail business for total consideration of $1.3 billion. “This merger with our top competitor in Europe was notable for several reasons,” Schwartz said. “It combined Parkridge’s talented industrial development team with our own, creating an organization with unparalleled skills and experience. It replenished our land bank in the United Kingdom, where it has always been difficult to obtain entitled land for new development projects. In addition, it added strategically located land and newly completed industrial properties in Central Europe, where customer demand is extremely strong and investment values continue to appreciate. Just as our merger with Catellus in 2005 enabled us to take our North American business to an enhanced level, we believe the combination with Parkridge will have similar benefits in Europe.”
Global Development Pipeline Grows, Supported by Solid Market Fundamentals
During the first quarter, ProLogis began construction of $615.6 million of new development and completed $515.0 million, including development activity within its joint ventures. The company’s total CDFS asset pipeline stood at $5.8 billion at the end of the quarter, an 8.8 percent increase over December 31, 2006.

Of this amount, expected investment in projects currently under construction is $2.4 billion, while the remaining $3.4 billion of completed developments and repositioned acquisitions were 73.9 percent leased at quarter end.
“The strength of global customer demand and leasing in our development pipeline supports our new development activity,” said Ted Antenucci, president — global development. “With operations in over 100 markets around the world, our network of ProLogis associates enables us to closely monitor market conditions and supports our confidence in growing full-year development starts by 20 to 30 percent over 2006 levels.”
“Our ability to address global customers’ distribution space needs in the majority of the world’s top logistics markets is unique in the industry,” Antenucci said. “During the quarter, we signed more than six million square feet of new CDFS leases, including those with repeat customers such as: Schenker Logistics in Shanghai, China; Kuhne & Nagel in Bucharest, Romania; and Exel in Southern California’s Inland Empire.
Selected Financial and Operating Information
•	Increased same-store net operating income by 5.6 percent (a 6.4 percent increase when straight-lined rents and lease amortization are excluded), driven by 3.6 percent growth in average same-store occupancies and same-store rent growth of 6.9 percent.

•	Increased leasing in stabilized pool to 95.4 percent, up from 95.3 percent at December 31, 2006.

•	Recycled $782.1 million of capital from CDFS contributions and dispositions during the quarter.

•	Realized FFO from CDFS transactions of $237.0 million for the quarter, up from $72.2 million in Q1 2006. Post-deferral, post-tax CDFS margins were 45.4 percent for the quarter. Excluding land sales, post-deferral, post-tax CDFS margins were 34.1 percent.

•	Started new developments with a total expected investment of $615.6 million during the quarter, including industrial joint venture developments.

•	ProLogis’ share of FFO from property funds was $30.6 million for the quarter, compared with $53.9 million in Q1 2006, which included a $27.9 million gain from the liquidation of North American Funds II, III and IV. Excluding this gain, FFO from property funds was up 17.7 percent from Q1 2006.

•	Fee income from property funds for the quarter was $21.6 million, compared with $38.6 million in the same quarter in 2006, which included a $22.0 million incentive return earned from the transaction noted above. Excluding this incentive return, fund fee income was 30.1 percent higher than Q1 2006.

•	Increased total assets owned and under management to $28.6 billion, up from $26.7 billion at December 31, 2006, a quarter-over-quarter increase of 7.1 percent.
Copies of ProLogis’ first quarter 2007 supplemental information will be available from the company’s website at http://ir.prologis.com or by request at 800-820-0181. The supplemental information also is available on the SEC’s website at http://www.sec.gov. The related conference call will be available via a live webcast on the company’s website at http://ir.prologis.com at 10:00 a.m. Eastern Time on Tuesday, May 1, 2007. A replay of the webcast will be available on the company’s website until May 15, 2007. Additionally, a podcast of the company’s conference call will be available on the company’s website as well as on the REITCafe website located at http://www.REITcafe.com.
About ProLogis
ProLogis is the world’s largest owner, manager and developer of distribution facilities, with operations in 103 markets across North America, Europe and Asia. The company has $28.6 billion of assets owned, managed and under development, comprising 436.9 million square feet (40.6 million square meters) in 2,525 properties as of March 31, 2007. ProLogis’ customers include manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises with large-scale distribution needs. Headquartered in Denver, Colorado, ProLogis employs more than 1,300 people worldwide.

The statements above that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management, they involve uncertainties that could significantly impact ProLogis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of developed properties, general conditions in the geographic areas where we operate and the availability of capital in existing or new property funds — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisition, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, (vii) changes in demand for developed properties, and (viii) those additional factors discussed under “Item 1A —Risk Factors” in ProLogis’ Annual Report on Form 10-K for the year ended December 31, 2006.

Investor Relations	Media	Financial Media
Melissa Marsden	Arthur Hodges	Suzanne Dawson
303-567-5622	303-567-5667	Linden Alschuler & Kaplan, Inc
mmarsden@prologis.com	media@prologis.com	212-329-1420
sdawson@lakpr.com

SUPPLEMENTAL INFORMATION
First Quarter 2007
(Unaudited)
Executive Office Address:
4545 Airport Way
Denver, Colorado 80239
(303) 567-5000

ProLogis
First Quarter 2007
Unaudited Financial Results
Selected Financial Information
(in thousands, except per share amounts and percentages)

	Three Months Ended
	March 31,
	2007	2006	% Change

Net earnings attributable to common shares (see Pages 2 and 2a):
Net earnings attributable to common shares	$236,091	$183,159	28.9%
Net earnings per diluted share attributable to common shares	$0.89	$0.72	23.6%

FFO and FFO, as adjusted (see Pages 3 and 4 and see definition of FFO on Pages 3a and 3b):
FFO attributable to common shares	$329,713	$225,298	46.3%
Add back:
Merger integration and relocation expenses (1)	-	2,372

FFO attributable to common shares, as adjusted	$329,713	$227,670	44.8%

FFO per diluted share attributable to common shares	$1.25	$0.89	40.4%
Add back:
Merger integration and relocation expenses (1)	-	0.01

FFO per diluted share attributable to common shares, as adjusted	$1.25	$0.90	38.9%

EBITDA (see Page 5):
EBITDA	$478,047	$341,180	40.1%

Distributions:
Actual distributions per common share (2)	$0.46	$0.40	15.0%

	March 31,	December 31,
	2007	2006	% Change

Total Assets, net of accumulated depreciation (3) (see Page 6)	$17,461,357	$15,903,525	9.8%

Total Book Assets:
Direct investment	$16,027,385	$14,818,242
Our share of total book assets of unconsolidated investees:
Property funds (see Page 11)	3,046,311	2,838,418
CDFS joint ventures (4)	596,255	339,165
Other unconsolidated investees (4)	139,066	158,008

	3,781,632	3,335,591

Totals	$19,809,017	$18,153,833	9.1%

Assets Owned and Under Management:
Real estate assets owned directly, before depreciation (see Page 6)	$14,948,957	$13,953,999
Assets owned by our unconsolidated investees:
Real estate assets owned by property funds, before depreciation (wtd. ownership interest of 23.2%) (see Page 11)	12,921,964	12,274,270
Real estate assets owned by industrial CDFS joint ventures, before depreciation (wtd. ownership interest of 50%) (4)	249,908	224,980

Investment in non-industrial CDFS joint ventures and other unconsolidated investees (4)	374,801	199,383

Discontinued operations - net assets held for sale (see Page 6)	73,105	56,146

Totals	$28,568,735	$26,708,778	7.0%

The definition of FFO is on Pages 3a and 3b and the definition of EBITDA is on Page 5.
Footnote references are to Pages 7 through 7d.
Supplemental Information Page 1

ProLogis
First Quarter 2007
Unaudited Financial Results
Consolidated Statements of Earnings
(in thousands)

	Three Months Ended
	March 31,
	2007	2006

Revenues:
Rental income (5)(6)(7)	$259,409	$220,482
CDFS disposition proceeds (8)(9)(10)(11)	669,938	305,010
Property management and other fees and incentives (11)(see Page 10)	21,647	38,568
Development management and other income (8)	7,439	4,168

Total revenues	958,433	568,228

Expenses:
Rental expenses (5)(7)	66,325	58,425
Cost of CDFS dispositions (8)	438,991	238,286
General and administrative (12)	50,142	33,788
Depreciation and amortization (7)	78,823	70,879
Merger integration and relocation expenses (1)	-	2,372
Other expenses	2,866	2,526

Total expenses	637,147	406,276

Operating income	321,286	161,952

Other income (expense):
Earnings from unconsolidated property funds (11) (see Page 10)	18,964	56,445
Earnings from CDFS joint ventures and other unconsolidated investees (4)(8)	544	3,517
Interest expense (7)(13)	(88,651)	(70,853)
Interest income on long-term notes receivable (8)	3,266	5,036
Interest and other income, net	7,908	4,574

Total other income (expense)	(57,969)	(1,281)

Earnings before minority interest	263,317	160,671
Minority interest	(173)	(1,125)

Earnings before certain net gains	263,144	159,546
Gains recognized on dispositions of certain non-CDFS business assets (14)	-	13,709
Foreign currency exchange expenses and losses, net (15)	(13,552)	(1,322)

Earnings before income taxes	249,592	171,933

Income taxes (16):
Current income tax expense	18,100	13,197
Deferred income tax expense	3,321	169

Total income taxes	21,421	13,366

Earnings from continuing operations	228,171	158,567
Discontinued operations (7):
Income attributable to disposed properties and assets held for sale	969	9,499
Gains recognized on dispositions:
Non-CDFS business assets	4,964	16,428
CDFS business assets	8,341	5,019

Total discontinued operations	14,274	30,946

Net earnings	242,445	189,513
Less preferred share dividends	6,354	6,354

Net earnings attributable to common shares	$236,091	$183,159

Footnote references are to Pages 7 through 7d.
Supplemental Information Page 2

ProLogis
First Quarter 2007
Unaudited Financial Results
Consolidated Statements of Earnings
(Continued)
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2007	2006

Weighted average common shares outstanding - Basic	254,253	244,282
Weighted average common shares outstanding - Diluted	265,019	255,146
Net earnings per share attributable to common shares - Basic:
Continuing operations	$0.87	$0.62
Discontinued operations	0.06	0.13

Net earnings per share attributable to common shares - Basic	$0.93	$0.75

Net earnings per share attributable to common shares - Diluted:
Continuing operations	$0.84	$0.60
Discontinued operations	0.05	0.12

Net earnings per share attributable to common shares - Diluted	$0.89	$0.72

Calculation of Net Earnings per Share Attributable to Common Shares - Diluted
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2007	2006
Net earnings attributable to common shares - Basic	$236,091	$183,159
Minority interest (a)	988	1,125

Adjusted net earnings attributable to common shares - Diluted	$237,079	$184,284

Weighted average common shares outstanding - Basic	254,253	244,282
Incremental weighted average effect of conversion of limited partnership units	5,140	5,363
Incremental weighted average effect of potentially dilutive instruments (b)	5,626	5,501

Weighted average common shares outstanding - Diluted	265,019	255,146

Net earnings per share attributable to common shares - Diluted	$0.89	$0.72

(a)	Includes only the minority interest related to the convertible limited partnership units.

(b)	Total weighted average potentially dilutive instruments outstanding were 10,834 and 11,116 for the three months ended March 31, 2007 and 2006, respectively. Substantially all were dilutive for both periods.
Footnote references are to Pages 7 through 7d.
Supplemental Information Page 2a

ProLogis
First Quarter 2007
Unaudited Financial Results
Consolidated Statements of Funds From Operations (FFO)
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2007	2006

Revenues:
Rental income (5)	$262,301	$247,020
CDFS disposition proceeds (7)(8)(9)(10)(11)	737,427	353,241
Property management and other fees and incentives (11)(see Page 10)	21,647	38,568
Development management and other income (8)	7,439	4,168

Total revenues	1,028,814	642,997

Expenses:
Rental expenses (5)	67,375	70,880
Cost of CDFS dispositions (7)(8)	500,476	281,032
General and administrative (12)	50,142	33,788
Depreciation of corporate assets	2,706	2,883
Merger integration and relocation expenses (1)	-	2,372
Other expenses	2,866	2,526

Total expenses	623,565	393,481

	405,249	249,516

Other income (expense):
FFO from unconsolidated property funds (11) (see Page 10)	30,620	53,931
FFO from CDFS joint ventures and other unconsolidated investees (4)(8)	2,136	4,737
Interest expense	(88,651)	(71,487)
Interest income on long-term notes receivable (8)	3,266	5,036
Interest and other income, net	7,908	4,574
Foreign currency exchange expenses and losses, net (15)	(6,188)	(333)
Current income tax expense (16)	(18,100)	(13,197)

Total other income (expense)	(69,009)	(16,739)

FFO	336,240	232,777

Less preferred share dividends	6,354	6,354
Less minority interest	173	1,125

FFO attributable to common shares	$329,713	$225,298

Weighted average common shares outstanding - Basic	254,253	244,282
Weighted average common shares outstanding - Diluted	265,019	255,146

FFO per share attributable to common shares:
Basic	$1.30	$0.92

Diluted	$1.25	$0.89

See Consolidated Statements of Earnings on Pages 2 and 2a, the definition of FFO on Pages 3a and 3b and the Reconciliations of Net Earnings to FFO on Page 4.
     Footnote references are to Pages 7 through 7d.
Supplemental Information Page 3

ProLogis
First Quarter 2007
Unaudited Financial Results
Consolidated Statements of FFO (Continued)
Calculation of FFO per Share Attributable to Common Shares - Diluted
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2007	2006

FFO attributable to common shares - Basic	$329,713	$225,298
Minority interest attributable to convertible limited partnership units	988	1,125

FFO attributable to common shares - Diluted	$330,701	$226,423

Merger integration and relocation expenses (1)	-	2,372

FFO attributable to common shares, as adjusted - Diluted	$330,701	$228,795

Weighted average common shares outstanding - Basic	254,253	244,282
Incremental weighted average effect of conversion of limited partnership units	5,140	5,363
Incremental weighted average effect of potentially dilutive instruments	5,626	5,501

Weighted average common shares outstanding - Diluted	265,019	255,146

FFO per share attributable to common shares - Diluted	$1.25	$0.89

FFO per share attributable to common shares, as adjusted - Diluted	$1.25	$0.90

See Consolidated Statements of Earnings on Pages 2 and 2a and the Reconciliations of Net Earnings to FFO on Page 4.
Footnote references are to Pages 7 through 7d.
Definition of FFO
FFO is a non-Generally Accepted Accounting Principles (GAAP) measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business. FFO, as we define it, is presented as a supplemental financial measure. FFO is not used by us as, nor should it be considered to be, an alternative to net earnings computed under GAAP as an indicator of our operating performance or as an alternative to cash from operating activities computed under GAAP as an indicator of our ability to fund our cash needs.
FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe that GAAP net earnings remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with GAAP net earnings. Further, we believe that our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.
NAREIT’s FFO measure adjusts GAAP net earnings to exclude historical cost depreciation and gains and losses from the sales of previously depreciated properties. We agree that these two NAREIT adjustments are useful to investors for the following reasons:
(a)	historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on FFO “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” Consequently, NAREIT’s definition of FFO reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.

(b)	REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT’s definition of FFO, of gains and losses from the sales of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activities and assists in comparing those operating results between periods. We include the gains and losses from dispositions of properties acquired or developed in our CDFS business segment and our proportionate share of the gains and losses from dispositions recognized by the property funds in our definition of FFO.
Supplemental Information Page 3a

ProLogis
First Quarter 2007
Unaudited Financial Results
Definition of FFO (continued)

At the same time that NAREIT created and defined its FFO concept for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe that financial analysts, potential investors and shareholders who review our operating results are best served by a defined FFO measure that includes other adjustments to GAAP net earnings in addition to those included in the NAREIT defined measure of FFO.
Our defined FFO measure excludes the following items from GAAP net earnings that are not excluded in the NAREIT defined FFO measure:
(i)	deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;
(ii)	current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in GAAP earnings that is excluded from our defined FFO measure;
(iii)	certain foreign currency exchange gains and losses resulting from certain debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated investees;
(iv)	foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of our foreign consolidated subsidiaries and our foreign unconsolidated investees; and
(v)	mark-to-market adjustments associated with derivative financial instruments utilized to manage our foreign currency risks.
FFO of our unconsolidated investees is calculated on the same basis.
The items that we exclude from GAAP net earnings, while not infrequent or unusual, are subject to significant fluctuations from period to period that cause both positive and negative effects on our results of operations, in inconsistent and unpredictable directions. Most importantly, the economics underlying the items that we exclude from GAAP net earnings are not the primary drivers in management’s decision-making process and capital investment decisions. Period to period fluctuations in these items can be driven by accounting for short-term factors that are not relevant to long-term investment decisions, long-term capital structures or to long-term tax planning and tax structuring decisions. Accordingly, we believe that investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.
Real estate is a capital-intensive business. Investors’ analyses of the performance of real estate companies tend to be centered on understanding the asset value created by real estate investment decisions and understanding current operating returns that are being generated by those same investment decisions. The adjustments to GAAP net earnings that are included in arriving at our FFO measure are helpful to management in making real estate investment decisions and evaluating our current operating performance. We believe that these adjustments are also helpful to industry analysts, potential investors and shareholders in their understanding and evaluation of our performance on the key measures of net asset value and current operating returns generated on real estate investments.
While we believe that our defined FFO measure is an important supplemental measure, neither NAREIT’s nor our measure of FFO should be used alone because they exclude significant economic components of GAAP net earnings and are, therefore, limited as an analytical tool. Some of the limitations are:
—The current income tax expenses that are excluded from our defined FFO measure represent taxes that are payable.
—Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of distribution properties are not reflected in FFO.
—Gains or losses from property dispositions represent changes in the value of the disposed properties. FFO, by excluding these gains and losses, does not capture realized changes in the value of disposed properties arising from changes in market conditions.
—The deferred income tax benefits and expenses that are excluded from our defined FFO measure result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our defined FFO measure does not currently reflect any income or expense that may result from such settlement.
—The foreign currency exchange gains and losses that are excluded from our defined FFO measure are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our defined FFO measure is limited in that it does not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.
We compensate for these limitations by using our FFO measure only in conjunction with GAAP net earnings. To further compensate, we always reconcile our defined FFO measure to GAAP net earnings in our financial reports. Additionally, we provide investors with our complete financial statements prepared under GAAP, our definition of FFO, which includes a discussion of the limitations of using our non-GAAP measure, and a reconciliation of our GAAP measure (net earnings) to our non-GAAP measure (FFO, as we define it) so that investors can appropriately incorporate this measure and its limitations into their analyses.
Supplemental Information Page 3b

ProLogis
First Quarter 2007
Unaudited Financial Results
Reconciliations of Net Earnings to FFO
(in thousands)

	Three Months Ended
	March 31,
	2007	2006

Reconciliation of net earnings to FFO:
Net earnings attributable to common shares	$236,091	$183,159
Add (deduct) NAREIT defined adjustments:
Real estate related depreciation and amortization	76,117	67,996
Adjustments to CDFS dispositions for depreciation	(2,337)	466
Gains recognized on dispositions of certain non-CDFS business assets (14)	—	(13,709)
Reconciling items attributable to discontinued operations (7):
Gains recognized on dispositions of non-CDFS business assets	(4,964)	(16,428)
Real estate related depreciation and amortization	873	3,950

Totals discontinued operations	(4,091)	(12,478)
Our share of reconciling items from unconsolidated investees (17):
Real estate related depreciation and amortization	18,841	13,220
Gains on dispositions of non-CDFS business assets	(1,899)	(109)
Other amortization items (18)	(1,909)	(10,595)

Totals unconsolidated investees	15,033	2,516

Totals NAREIT defined adjustments	84,722	44,791

Subtotals-NAREIT defined FFO	320,813	227,950

Add (deduct) our defined adjustments:
Foreign currency exchange expenses and losses, net (15)	7,364	989
Deferred income tax expense (16)	3,321	169
Our share of reconciling items from unconsolidated investees (17):
Foreign currency exchange gains, net (15)	(1,329)	(2,223)
Deferred income tax benefit	(456)	(1,587)

Totals unconsolidated investees	(1,785)	(3,810)

Totals our defined adjustments	8,900	(2,652)

FFO attributable to common shares	$329,713	$225,298

See Consolidated Statements of Earnings on Pages 2 and 2a, Consolidated Statements of FFO on Page 3 and the definition of FFO on Pages 3a and 3b.
Footnote references are to Pages 7 through 7d.
Supplemental Information Page 4

ProLogis
First Quarter 2007
Unaudited Financial Results
Reconciliations of Net Earnings to EBITDA
(in thousands)

	Three Months Ended
	March 31,
	2007	2006

Reconciliation of net earnings to EBITDA:
Net earnings attributable to common shares	$236,091	$183,159
Add (deduct):
NAREIT defined adjustments to compute FFO	84,722	44,791
Our defined adjustments to compute FFO	8,900	(2,652)
Add:
Interest expense	88,651	70,853
Depreciation of corporate assets	2,706	2,883
Current income tax expense included in FFO (16)	18,100	13,197
Adjustments to CDFS gains on dispositions for interest capitalized	8,769	6,552
Preferred share dividends	6,354	6,354
Reconciling items attributable to discontinued operations	-	634
Share of reconciling items from unconsolidated investees (17)	23,754	15,409

EBITDA	$478,047	$341,180

See Consolidated Statements of Earnings on Pages 2 and 2a and the Reconciliations of Net Earnings to FFO on Page 4.
Footnote references are to Pages 7 through 7d.
Definition of EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization):
We believe that EBITDA is a useful supplemental measure, although it does not represent net earnings or cash from operating activities that are computed in accordance with GAAP and is not indicative of cash available to fund cash needs, which we present in our Consolidated Statements of Cash Flows and include in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that are filed with the Securities and Exchange Commission. Accordingly, the EBITDA measure presented should not be considered as an alternative to net earnings as an indicator of our operating performance, or as an alternative to cash flows from operating, investing, or financing activities as a measure of liquidity. The EBITDA measure presented may not be comparable to similarly titled measures of other REITs.
EBITDA generally represents net earnings computed in accordance with GAAP adjusted to exclude:
(i)	interest expense;
(ii)	income tax expenses and benefits; and
(iii)	depreciation and amortization expenses.
In our computation of EBITDA the following items are also excluded:
(i)	preferred dividends and charges related to the redemption of preferred shares;
(ii)	the foreign currency exchange gains and losses that are also excluded in our definition of FFO (presented on Pages 3a and 3b);
(iii)	impairment charges; and
(iv)	gains and losses from the dispositions of non-CDFS business assets.
In addition, we adjust the gains and losses from the contributions and sales of developed properties recognized as CDFS income to reflect these gains and losses as if no interest cost had been capitalized during the development of the properties (i.e. the gains are larger since capitalized interest is not included in the basis of the assets contributed and sold). EBITDA of our unconsolidated investees is calculated on the same basis.
Supplemental Information Page 5

ProLogis
First Quarter 2007
Unaudited Financial Results
Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2007 (3)	2006

Assets:
Investments in real estate assets:
Industrial operating properties	$11,062,512	$10,423,249
Retail operating properties	310,266	305,188
Land subject to ground leases and other	441,814	472,412
Properties under development (including cost of land)	1,021,613	964,842
Land held for development (see Page 8)	1,792,273	1,397,081
Other investments	320,479	391,227

	14,948,957	13,953,999
Less accumulated depreciation	1,322,497	1,280,206

Net investments in real estate assets	13,626,460	12,673,793

Investments in and advances to unconsolidated investees (see Page 8):
Property funds	1,048,316	981,840
CDFS joint ventures and other unconsolidated investees (4)	504,522	317,857

Total investments in and advances to unconsolidated investees	1,552,838	1,299,697

Cash and cash equivalents	554,507	475,791
Accounts and notes receivable	338,181	439,791
Other assets	1,315,295	957,295
Discontinued operations-assets held for sale (7)	74,076	57,158

Total assets	$17,461,357	$15,903,525

Liabilities and Shareholders’ Equity:
Liabilities:
Lines of credit (see Page 20)	$1,719,112	$2,462,796
Senior notes and other unsecured debt (see Page 19)	4,907,731	4,445,092
Convertible debt (see Page 19)	1,228,174	-
Secured debt and assessment bonds (see Page 19)	1,478,426	1,478,998
Accounts payable and accrued expenses	584,926	518,651
Other liabilities	617,734	546,129
Discontinued operations-assets held for sale (7)	971	1,012

Total liabilities	10,537,074	9,452,678

Minority interest	62,100	52,268

Shareholders’ equity:
Series C preferred shares at stated liquidation preference of $50.00 per share	100,000	100,000
Series F preferred shares at stated liquidation preference of $25.00 per share	125,000	125,000
Series G preferred shares at stated liquidation preference of $25.00 per share	125,000	125,000
Common shares at $.01 par value per share	2,565	2,509
Additional paid-in capital	6,356,420	6,000,119
Accumulated other comprehensive income	215,112	216,922
Distributions in excess of net earnings (19)	(61,914)	(170,971)

Total shareholders’ equity	6,862,183	6,398,579

Total liabilities and shareholders’ equity	$17,461,357	$15,903,525

Footnote references are to Pages 7 through 7d.
Supplemental Information Page 6

ProLogis
First Quarter 2007
Unaudited Financial Results
Notes to Consolidated Financial Statements

(1)	In September 2005, we completed a merger with Catellus Development Corporation. Certain costs related to this merger included merger integration and employee transition costs as well as severance costs for certain of our employees whose responsibilities became redundant after the merger.

In February 2006, we moved our corporate headquarters, which is located in Denver, to a recently constructed building. Relocation costs included moving, temporary facility costs and accelerated depreciation associated with non-real estate assets whose useful life was shortened due to the relocation.

(2)	The annual distribution rate for 2007 is $1.84 per common share. The distribution is declared quarterly and may be adjusted at the discretion of the Board of Trustees.

(3)	In February 2007, we purchased the industrial business and made an investment in the retail business of Parkridge Holdings Limited (“Parkridge”), a European developer. The total purchase price was $1.3 billion, which was financed with $740.5 million in cash, the issuance of 4.8 million shares of our common stock (valued for accounting purposes at $71.01 per share for a total of $339.5 million) and the assumption of $178.9 million of debt and other liabilities. The cash portion of the acquisition was funded with borrowings under our Global Line and a new $600 million senior credit facility (see Page 19).

We allocated the purchase price based on estimated fair values and recorded approximately $721.2 million of real estate assets, $193.5 million in investments in CDFS joint ventures and other unconsolidated investees, $54.0 million of cash and other tangible assets and $290.2 million of goodwill and other intangible assets. The allocation of the purchase price was based upon preliminary estimates and assumptions and, accordingly, these allocations are subject to revision when final information is available. Revisions to the fair value allocations, which may be significant, will be recorded as adjustments to the purchase price allocations in subsequent periods and should not have a significant impact on our overall financial position or results of operations.

(4)	We have varying ownership interests in unconsolidated investees. The investees primarily engage in activities similar to our CDFS business segment activities (as discussed in note 8) and own operating properties in China, Europe and North America. We refer to the joint ventures engaged in industrial property development and operation as industrial CDFS joint ventures. In addition, certain of the CDFS joint ventures engage in land, retail and commercial development and operation and we refer to these joint ventures as non-industrial CDFS joint ventures. We have ownership interests in all of the CDFS joint ventures ranging from 25% to 50%. We also have varying ownership interests in other unconsolidated investees that primarily own and operate industrial, office and hotel properties.

(5)	Represents rental income earned and rental expenses incurred while we own a property directly. Under the terms of the respective lease agreements, some or all of our rental expenses are recovered from our customers. Amounts recovered are included as a component of rental income. Rental expenses also include our direct expenses associated with the management of the properties owned by the property funds. For properties that have been contributed to property funds, we recognize our share of the total operations of the property funds under the equity method and present these amounts below operating income in our Consolidated Statements of Earnings and FFO.

(6)	In our Consolidated Statements of Earnings, rental income includes the following (in thousands):

	Three Months Ended
	March 31,
	2007	2006

Rental income	$197,700	$168,865
Rental expense recoveries	48,541	42,795
Straight-lined rents	13,168	8,822

	$259,409	$220,482

Supplemental Information Page 7

ProLogis
First Quarter 2007
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(7)	Properties disposed of to third parties are considered to be discontinued operations unless such properties were developed under a pre-sale agreement. During the three months ended March 31, 2007, we disposed of seven such properties to third parties, as well as land subject to a ground lease.

The operations of the properties disposed of to third parties during 2007 and the aggregate net gains recognized upon their dispositions are presented as discontinued operations in our Consolidated Statements of Earnings for all periods presented. In addition, the operations of 89 properties disposed of during 2006 (15 of which were CDFS business assets) are presented as discontinued operations. As of March 31, 2007 and December 31, 2006, we had 24 properties and 8 properties, respectively, that were classified as held for sale and accordingly, the operations of these properties are included in discontinued operations and the respective assets and liabilities are presented separately in our Consolidated Balance Sheets. Interest expense included in discontinued operations represents interest directly attributable to these properties.

The components that are presented as discontinued operations (excluding the net gains or losses recognized upon disposition) are as follows (in thousands):

	Three Months Ended
	March 31,
	2007	2006

Rental income	$2,892	$26,538
Rental expenses	(1,050)	(12,455)
Depreciation and amortization	(873)	(3,950)
Interest expense	-	(634)

	$969	$9,499

For purposes of our Consolidated Statements of FFO, we do not segregate discontinued operations. In addition, in the calculation of FFO we include the CDFS disposition proceeds and the cost of CDFS dispositions for all CDFS properties disposed of during the period, including those classified as discontinued operations.

(8)	The CDFS business segment primarily represents the development of properties, the acquisition of properties with the intent to rehabilitate and/or reposition the property and other land and commercial development activities. It is generally our intent to contribute our CDFS properties to a property fund in which we have an ownership interest and act as manager or sell the properties to a third party. Additionally, we: (i) earn fees for development activities provided on behalf of customers or third parties; (ii) recognize interest income on notes receivable related to previous asset dispositions; (iii) recognize gains or losses on the disposition of land parcels, including land subject to ground leases; and (iv) recognize our proportionate share of the earnings or losses of CDFS joint ventures. We include the income generated in the CDFS business segment in our computation of FFO and EBITDA.

(9)	When we contribute a property to an entity in which we have an ownership interest, we do not recognize a portion of the proceeds in our computation of the gain resulting from the contribution. The amount of the proceeds that we defer is based on our continuing ownership interest in the contributed property that arises due to our ownership interest in the entity acquiring the property. We defer this portion of the proceeds by recognizing a reduction to our investment in the applicable unconsolidated investee. We adjust our proportionate share of the earnings or losses that we recognize under the equity method in later periods to reflect the entity’s depreciation expense as if the depreciation expense was computed on our lower basis in the contributed assets rather than on the entity’s basis in the contributed assets. If a loss is recognized when a property is contributed, the entire loss is recognized when it is known. See note 10 for the amount of cumulative gross proceeds that have not been recognized as of March 31, 2007 and see Page 17 for amounts deferred related to contributions made in the first quarter of 2007 and 2006.

When a property that we originally contributed to an unconsolidated investee is disposed of to a third party, we recognize a gain during the period that the disposition occurs related to the proceeds we had previously deferred, in addition to our proportionate share of the gain or loss recognized by the entity. Further, during periods when our ownership interest in a property fund decreases, we recognize gains to the extent that proceeds were previously deferred to coincide with our new ownership interest in the property fund.
Supplemental Information Page 7a

ProLogis
First Quarter 2007
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(10)	As of March 31, 2007, the cumulative gross proceeds that have not been recognized in computing the gains from our contributions of properties to unconsolidated investees (before subsequent amortization) are presented below (in thousands). See note 9.

	Gross Proceeds Not Recognized
	CDFS Transactions	Non-CDFS Transactions	Totals

ProLogis European Properties	$140,708	$9,338	$150,046
ProLogis California LLC	5,394	26,129	31,523
ProLogis North American Properties Fund I	8,265	852	9,117
ProLogis North American Properties Fund V	25,345	2,940	28,285
ProLogis North American Properties Funds VI-X	2,765	-	2,765
ProLogis North American Industrial Fund	39,015	16,870	55,885
ProLogis Japan Properties Fund I	44,819	-	44,819
ProLogis Japan Properties Fund II	44,082	-	44,082
CDFS joint ventures	4,269	-	4,269

Totals	$314,662	$56,129	$370,791

(11)	On January 4, 2006, we purchased the 80% ownership interests in each of ProLogis North American Properties Funds II, III and IV (collectively “Funds II-IV”) from our fund partner. On March 1, 2006, we contributed substantially all of the assets and associated liabilities to the ProLogis North American Industrial Fund, which was formed in February 2006. In connection with these transactions, we recognized the following amounts in the respective financial statement line items, during the first quarter of 2006 (in thousands) after deferral of $17.9 million, due to our 20% continuing ownership interest in the ProLogis North American Industrial Fund:

	Statements of	Statements of
	Earnings	FFO
CDFS disposition proceeds (a)	$12,492	$12,958
Property management and other fees and incentives (b)	$21,958	$21,958
Earnings from unconsolidated property funds (c)	$37,113	$27,916

(a)	Represents the recognition of the proceeds that we had previously deferred as part of CDFS proceeds upon the initial contributions of the properties to Funds II-IV.
(b)	Represents an incentive return we earned due to certain return levels achieved by our fund partner upon the termination of Funds II-IV.
(c)	Represents our proportionate share of the gain on termination recognized by Funds II-IV on a depreciated basis (earnings) and on an undepreciated basis (FFO).
Supplemental Information Page 7b

ProLogis
First Quarter 2007
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(12)	In the three months ended March 31, 2007, we recorded $8.0 million of employee departure costs, including $5.0 million related to the departure of our Chief Financial Officer in March 2007 and $3.0 million related to employees whose responsibilities became redundant after the acquisition of Parkridge (see note 3).

(13)	The following table presents the components of interest expense (in thousands). The increase in interest expense before capitalization is primarily the result of increased debt levels due to property acquisitions, as well as our increased development activities, which also accounts for the increase in capitalized interest.

	Three Months Ended
	March 31,
	2007	2006

Gross interest expense	$115,022	$96,485
Net premium recognized	(3,025)	(3,224)
Amortization of deferred loan costs	2,359	998

Interest expense before capitalization	114,356	94,259
Less: capitalized amounts	(25,705)	(23,406)

Net interest expense	$88,651	$70,853

(14)	In addition to contributions of CDFS properties, from time to time, we contribute properties from our property operations segment to the unconsolidated property funds. During the three months ended March 31, 2006, we contributed 12 properties to unconsolidated property funds in which we have continuing interests through our equity ownership. The gains related to the dispositions of properties from our property operations segment are included in earnings, but are not included in our calculation of FFO. See Pages 3a and 3b for our definition of FFO.

(15)	Foreign currency exchange gains and losses that are recognized as a component of net earnings generally result from: (i) remeasurement and/or settlement of certain debt transactions between us and our foreign consolidated subsidiaries and foreign unconsolidated investees (depending on the type of loan, the currency in which the loan is denominated and the form of our investment); (ii) remeasurement and/or settlement of certain third party debt of our foreign consolidated subsidiaries (depending on the currency in which the loan is denominated); and (iii) mark-to-market adjustments related to derivative financial instruments utilized to manage foreign currency risks. We generally exclude these types of foreign currency exchange gains and losses from our defined FFO measure and also from our computation of EBITDA.

Foreign currency exchange gains and losses that result from transactions (including certain intercompany debt and equity investments) that are settled in a currency other than the reporting entity’s functional currency and from the settlement of derivative financial instruments utilized to manage foreign currency risks are included in our defined FFO measure and in our computation of EBITDA. Our definition of FFO is presented on Pages 3a and 3b and our definition of EBITDA is presented on Page 5.

(16)	Current income tax is generally a function of the level of income recognized by our taxable subsidiaries operating primarily in the CDFS business segment, state income taxes, taxes incurred in foreign jurisdictions and interest associated with our income tax liabilities. Deferred income tax is generally a function of the period’s temporary differences (items that are treated differently for tax purposes than for financial reporting purposes), the utilization of tax net operating losses generated in prior years that had been previously recognized as deferred tax assets and deferred tax liabilities related to indemnification agreements related to certain contributions to property funds.

In connection with purchase accounting, we record all of the acquired assets and liabilities at the estimated fair values at the date of acquisition. For our taxable subsidiaries, we generally recognize the deferred tax liabilities that represent the tax effect of the difference between the tax basis carried over and the fair values of these assets at the date of acquisition. As taxable income is generated in these subsidiaries, we recognize a deferred tax benefit in earnings as a result of the reversal of the deferred tax liability previously recorded at the acquisition date and we record current income tax expense representing the entire current income tax liability. In our calculation of FFO, we only include the current income tax expense to the extent the associated income is recognized for financial reporting purposes.
Supplemental Information Page 7c

ProLogis
First Quarter 2007
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(17)	We report our investments in the property funds, CDFS joint ventures and other unconsolidated investees under the equity method. For purposes of calculating FFO and EBITDA, the net earnings of each of our unconsolidated investees is adjusted to be consistent with our calculation of these measures. Our definition of FFO is presented on Pages 3a and 3b and our definition of EBITDA is presented on Page 5.

(18)	Consists primarily of adjustments to the amounts we recognize under the equity method that are necessary to recognize the amount of gains not recognized at the contribution date due to the deferral of certain proceeds based on our ownership interest in the unconsolidated investee acquiring the property. See note 9. In addition, this amount represents the adjustment to the amounts we recognize under the equity method on dispositions made by the unconsolidated investees to reflect the gain on sale on an undepreciated basis for FFO.

(19)	Effective January 1, 2007, we implemented Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109” (“FIN 48”), which resulted in an increase to our income tax liabilities and a reduction to the January 1, 2007 balance of Retained Earnings of $9.3 million.

***	Certain 2006 amounts included in this Supplemental Information package have been reclassified to conform to the 2007 presentation.
Supplemental Information Page 7d

ProLogis
First Quarter 2007
Unaudited Financial Results
Investments in and Advances to Unconsolidated Investees
(in thousands)

	March 31,	December 31,
	2007	2006

Property funds (see Page 11):
ProLogis European Properties	$457,557	$430,761
ProLogis California LLC	111,529	112,915
ProLogis North American Properties Fund I	30,774	30,902
ProLogis North American Properties Fund V (A)	55,979	53,331
ProLogis North American Properties Funds VI-X	116,015	115,837
ProLogis North American Properties Fund XI	31,351	31,871
ProLogis North American Industrial Fund	78,176	72,053
ProLogis Japan Properties Fund I	90,914	87,705
ProLogis Japan Properties Fund II	76,021	46,465

Total property funds	1,048,316	981,840

CDFS joint ventures (see note 3 and 4)	399,012	203,310

Other unconsolidated investees (see note 4)	105,510	114,547

Total investments in and advances to unconsolidated investees	$1,552,838	$1,299,697

Land Owned and Controlled
(dollars in thousands)

	As of March 31, 2007
	Acres	Investment
Direct investment:
Land owned:
North America	4,897	$735,113
Europe	2,373	813,888
Asia	445	243,272

Total land owned (see Page 6)	7,715	$1,792,273

Land controlled (LOI/option) (B):
North America	1,607
Europe	2,910
Asia	619

Total land controlled	5,136

Total Direct Investment	12,851

Unconsolidated investees (owned and controlled):
Property funds:
North America (owned)	44

CDFS joint ventures (C):
North America (owned and controlled)	474
Europe (owned and controlled)	182
Asia (owned and controlled)	65

Total CDFS joint ventures	721

Total unconsolidated investees	765

Total land owned and controlled	13,616

COMMENTS
(A)	On April 16, 2007, we entered into an agreement relating to a proposed acquisition of all of the units in Macquarie ProLogis Trust (“MPR”), an Australian listed property trust. The completion of the transaction is subject to a number of conditions, including the approval of MPR unitholders. If approved and completed, based on the offer price of A$1.43 (approximately $1.20) per outstanding unit, and including assumed debt the total consideration is estimated to be approximately A$2.3 billion (approximately $1.9 billion). The completion of this transaction will result in our ownership of 100% of the ProLogis North American Properites Fund V at acquisition.

(B)	Costs incurred are included in investments in real estate assets, other investments in our Consolidated Balance Sheets.

(C)	Includes land for industrial development only.
Supplemental Information Page 8

ProLogis
First Quarter 2007
Unaudited Financial Results
Components of Net Asset Value (A)
(in thousands, except for percentages)
Income Items

	First		ProLogis’
	Quarter 2007		Weighted Average		Pro Rata
	Pro Forma		Ownership		Annualized
	NOI (B)		Interest		Pro Forma NOI
Direct owned properties (B)	$204,130	x	100.0%	x4	$816,520

Property funds - North America (B)	$107,399	x	23.9%	x4	$102,673

Property funds - Asia (B)	$33,495	x	20.0%	x4	$26,796

Actual
First Quarter
2007
Fee income (includes all property funds) (see Page 10)	$21,647
Gains on dispositions of CDFS business assets recognized in FFO	$236,951
Disposition proceeds not recognized in FFO, net of amounts recognized that had been previously deferred (see Page 17)	$44,695
Development management and other income	$7,439

Balance Sheet Items	-as of March 31, 2007

Investment in PEPR (based on the trading price of the units) (C)	$993,634

Discontinued operations - assets held for sale, net of liabilities	$73,105

Investments in unconsolidated investees other than property funds (see Page 8):
CDFS joint ventures	$399,012
Other unconsolidated investees	105,510

Total investments in unconsolidated investees other than property funds	$504,522

Investments in land and development projects:
Development projects in process (see Pages 6 and 18)	$1,021,613
Land held for development (see Pages 6 and 8)	1,792,273

Total investments in land and development projects	$2,813,886

Other assets:
Cash and cash equivalents	$554,507
Deposits, prepaid assets and other tangible assets (D)	853,008
Accounts and notes receivable	338,181
Our share of other tangible assets of property funds (E)	61,521

Total other assets	$1,807,217

Liabilities and preferred equity:
Total liabilities, excluding discontinued operations	$(10,536,103)
Our share of third party debt of property funds (see Page 11) (E)	(920,855)
Our share of other third party liabilities of property funds (E)	(30,858)

Total liabilities	(11,487,816)
Preferred shares	(350,000)

Total liabilities and preferred equity	$(11,837,816)

Consolidated Balance Sheets are on Page 6.
Net Asset Value Discussion
We consider Net Asset Value to be a useful tool to estimate the fair value of common shareholder equity. The assessment of the fair value of a particular segment of our business is subjective in that it involves estimates and can be performed using various methods. Therefore, we have presented the financial results and investments related to our business segments that we believe are important in calculating our Net Asset Value but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.
Comments are on Page 9a.
Supplemental Information Page 9

ProLogis
First Quarter 2007
Unaudited Financial Results
Comments to Components of Net Asset Value
(in thousands)
Comments relate to Page 9.
COMMENTS
(A)	The components of Net Asset Value provided on Page 9 do not consider the potential growth in rental and fee income streams or the franchise value associated with our global operating platform and the ProLogis Operating System®.
(B)	A reconciliation of rental income and rental expenses computed under GAAP to pro forma net operating income (NOI) for purposes of the Net Asset Value calculation for us and the property funds, excluding ProLogis European Properties (PEPR), for the three months ended March 31, 2007 is as follows (amounts in thousands). PEPR has publicly traded units and therefore, a separate calculation using pro forma NOI is not necessary (see comment C).

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
		ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	Japan	Japan
		California	Properties	Properties	Properties	Properties	Industrial	Properties	Properties
	ProLogis	LLC	Fund I	Fund V	Funds VI - X	Fund XI	Fund	Fund I	Fund II

Calculation of pro forma NOI (a):
Rental income (see Pages 2 and 10)	$259,409	$21,459	$10,648	$41,491	$31,211	$5,274	$28,083	$22,048	$12,032
Straight-lined rents and amortization of lease intangibles (b)	(11,813)	(161)	(15)	(246)	(721)	(45)	(566)	70	23
Net termination fees (c)	(119)	-	-	3	-	-	(205)	-	-

Adjusted rental income	247,477	21,298	10,633	41,248	30,490	5,229	27,312	22,118	12,055

Rental expenses (see Pages 2 and 10)	(66,325)	(4,101)	(2,374)	(8,864)	(8,486)	(1,184)	(7,159)	(3,001)	(1,271)
Certain fees paid to ProLogis (d)	-	187	104	380	324	58	285	-	-

Adjusted rental expenses	(66,325)	(3,914)	(2,270)	(8,484)	(8,162)	(1,126)	(6,874)	(3,001)	(1,271)

Adjusted NOI	181,152	17,384	8,363	32,764	22,328	4,103	20,438	19,117	10,784
Other adjustments (e) (f)	22,978	-	-	-	-	-	2,019	-	3,594

Pro forma NOI	$204,130	$17,384	$8,363	$32,764	$22,328	$4,103	$22,457	$19,117	$14,378

(a)	Pro forma NOI represents: (i) rental income computed under GAAP for each applicable property, including rental expense recoveries, with certain adjustments (see (b) and (c) below); (ii) less rental expenses computed under GAAP for each applicable property adjusted to exclude certain fees paid to us that have been recognized as rental expenses by the property funds (see (d) below); (iii) as adjusted to reflect CDFS business assets (completed developments and repositioned acquisitions) at a stabilized yield for the entire period (see (e) below); and (iv) as adjusted to present a full period of operations for those properties that were not stabilized for the entire period (see (f) below).
(b)	Straight-lined rents and amortization of above and below market leases are removed from rental income computed under GAAP to allow for the calculation of a cash yield.
(c)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance.
(d)	These miscellaneous fees are removed because they represent costs that are specific to the ownership structures of the individual property fund and are not necessarily indicative of expenses that would be incurred under other structures.
(e)	For ProLogis, the NOI generated by CDFS business assets (completed developments and repositioned acquisitions) is removed and replaced with NOI that is computed by applying each property’s projected yield at the time the property was developed or acquired to the gross book basis of the property at March 31, 2007.
(f)	For ProLogis and the property funds, NOI is adjusted to reflect a full period of operations for properties that were acquired during the three-month period and to remove the NOI for properties disposed of during the three-month period, if any. See Page 16.
(C)	At March 31, 2007, the Net Asset Value of our investment in PEPR was estimated as follows (in thousands, except per unit amounts):

Number of equity units held by us on March 31, 2007	47,145
Price per unit at March 31, 2007, in euros (g)	15.55

Total in euros	733,105
Euro to U.S. dollar exchange rate at March 31, 2007	1.3318

Total in U.S. dollars	$976,349
Net amounts owed to us	17,285

Total Net Asset Value at March 31, 2007	$993,634

(g)	Based on the closing price of PEPR units on the Euronext Amsterdam stock exchange.
(D)	These items are reflected in our Consolidated Balance Sheets as components of other assets and investments in real estate assets - other investments.
(E)	Excludes PEPR. See comment C.
Supplemental Information Page 9a

ProLogis
First Quarter 2007
Unaudited Financial Results
Property Funds — EBITDA, FFO and Net Earnings
(in thousands of dollars, except percentages)

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	Liquidated
	ProLogis	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	Japan	Japan	Property
	European	California	Properties	Properties	Properties	Properties	Industrial	Properties	Properties	Funds
	Properties	LLC	Fund I	Fund V	Funds VI - X	Fund XI	Fund (A)	Fund I	Fund II	(A)	Total

	For the Three Months Ended March 31, 2007
EBITDA, FFO and net earnings of each property fund:
Rental income	110,342	21,459	10,648	41,491	31,211	5,274	28,083	22,048	12,032	—	282,588
Rental expenses:
Property management fees paid to us (B)	(878)	(733)	(317)	(1,323)	(1,084)	(213)	(1,065)	—	—	—	(5,613)
Other	(13,598)	(3,368)	(2,057)	(7,541)	(7,402)	(971)	(6,094)	(3,001)	(1,271)	—	(45,303)

Total rental expenses	(14,476)	(4,101)	(2,374)	(8,864)	(8,486)	(1,184)	(7,159)	(3,001)	(1,271)	—	(50,916)

Net operating income from properties	95,866	17,358	8,274	32,627	22,725	4,090	20,924	19,047	10,761	—	231,672

Other income (expense)	7,213	70	(37)	416	111	(136)	165	(510)	(1,156)	—	6,136
Asset management and other fees paid to us (B)	(8,753)	(21)	(165)	(216)	(898)	(138)	(5)	(1,239)	(584)	—	(12,019)

EBITDA of the property fund	94,326	17,407	8,072	32,827	21,938	3,816	21,084	17,298	9,021	—	225,789

Current income tax and other expense	(7,973)	(3)	(16)	(645)	(18)	—	—	—	—	—	(8,655)
Third party interest expense	(36,083)	(5,600)	(4,619)	(13,806)	(12,590)	(810)	(10,548)	(3,199)	(2,567)	—	(89,822)

FFO of the property fund	50,270	11,804	3,437	18,376	9,330	3,006	10,536	14,099	6,454	—	127,312

Real estate related depreciation and amortization	(27,562)	(5,307)	(2,784)	(9,785)	(9,351)	(1,790)	(9,674)	(4,676)	(3,663)	—	(74,592)
Gains on other dispositions, net	—	—	—	—	—	—	—	9,493	—	—	9,493
Foreign currency exchange gains, net	5,577	—	—	—	—	—	—	—	—	—	5,577
Deferred income tax benefit	2,417	—	—	6	—	—	—	—	—	—	2,423

Net earnings (loss) of the property fund	30,702	6,497	653	8,597	(21)	1,216	862	18,916	2,791	—	70,213

Our share of EBITDA, FFO and net earnings of each property fund recognized under the equity method:
Our average ownership interest for the period (C)	24.0%	50.0%	41.3%	11.3%	20.0%	20.0%	20.0%	20.0%	20.0%		23.7%

Our share of the property fund’s EBITDA	22,676	8,704	3,334	3,700	4,388	763	4,217	3,460	1,804	—	53,046
Fees paid to us (D)	9,631	903	560	3,172	2,345	434	2,477	1,541	584	—	21,647
Other (E)	—	(107)	(43)	(36)	(10)	—	(13)	200	107	—	98

EBITDA recognized by us	32,307	9,500	3,851	6,836	6,723	1,197	6,681	5,201	2,495	—	74,791

Our share of the property fund’s FFO	12,085	5,902	1,419	2,071	1,866	601	2,107	2,820	1,291	—	30,162
Fees paid to us (D)	9,631	903	560	3,172	2,345	434	2,477	1,541	584	—	21,647
Other (E)	—	(57)	(43)	239	(49)	—	61	200	107	—	458

FFO recognized by us	21,716	6,748	1,936	5,482	4,162	1,035	4,645	4,561	1,982	—	52,267

Our share of the property fund’s net earnings	7,381	3,249	270	969	(4)	243	172	3,783	558	—	16,621
Fees paid to us (D)	9,631	903	560	3,172	2,345	434	2,477	1,541	584	—	21,647
Other (E)	689	211	47	463	(20)	—	352	382	219	—	2,343

Net earnings recognized by us	17,701	4,363	877	4,604	2,321	677	3,001	5,706	1,361	—	40,611

	For the Three Months Ended March 31, 2006

EBITDA recognized by us	23,849	8,994	4,002	6,027	6,184	1,063	1,180	5,171	1,705	50,134	108,309

FFO recognized by us	17,781	6,287	2,094	4,883	3,622	899	770	4,495	1,631	50,037	92,499

Net earnings recognized by us	18,598	3,975	1,082	4,028	1,654	534	555	3,888	1,416	59,283	95,013

See our Consolidated Statements of Earnings on Pages 2 and 2a, Consolidated Statements of FFO on Page 3, the Reconciliations of Net Earnings to FFO on Page 4 and the Reconciliations of Net Earnings to EBITDA on Page 5. Our definition of FFO is presented on Pages 3a and 3b and our definition of EBITDA is presented on Page 5.
COMMENTS
(A)	On January 4, 2006, we purchased the 80% ownership interests in ProLogis North American Properties Funds II, III and IV from our fund partner. On March 1, 2006, we contributed substantially all of these properties into the ProLogis North American Industrial Fund, which was formed in February 2006. See note 11.
(B)	These fees are paid to us on a current basis.
(C)	The total average ownership is weighted based on each entity’s contribution to the total FFO for the period presented.
(D)	In addition to the property and asset management fees earned by us and expensed by the property funds, we earn other fees for leasing, development and other activities performed on behalf of the property funds. Certain of these fees are capitalized by the property funds (primarily leasing and development fees). We defer an amount of the leasing and development fees we earn in an amount proportionate to our ownership interest in the property fund. The deferred fees are recognized in income in future periods by reducing the amount of the capitalized fees that the property fund includes in amortization or depreciation expense when we recognize our share of the earnings and/or loss of the property fund under the equity method. For FFO and EBITDA, the deferred fees are not recognized unless the underlying asset is sold to a third party by the property fund.

(E)	Consists primarily of adjustments to the amounts that we recognize under the equity method that are necessary to recognize the amount of the gains that were not recognized at the contribution date due to the deferral of certain proceeds based on our ownership interest in the property fund acquiring the property. See comment D and note 9.
Supplemental Information Page 10

ProLogis
First Quarter 2007
Unaudited Financial Results
Property Funds — Balance Sheets as of March 31, 2007
(in thousands, except percentages)

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
	ProLogis	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	Japan	Japan
	European	California	Properties	Properties	Properties	Properties	Industrial	Properties	Properties
	Properties	LLC	Fund I	Fund V	Funds VI-X	Fund XI	Fund	Fund I	Fund II	Total

Selected Balance Sheet Items of the Property Funds:

Operating properties, before depreciation	$5,141,711	$695,815	$381,564	$1,532,496	$1,508,883	$230,502	$1,301,186	$1,171,926	$957,881	$12,921,964

Other assets, net of other liabilities	$65,728	$16,284	$7,414	$(42,148)	$40,882	$11,700	$46,288	$(1,464)	$41,433	$186,117

Total assets, before depreciation, net of other liabilities	$5,207,439	$712,099	$388,978	$1,490,348	$1,549,765	$242,202	$1,347,474	$1,170,462	$999,314	$13,108,081

Third party debt	$2,826,561	$323,761	$242,304	$828,300	$904,591	$65,999	$806,587	$525,692	$491,391	$7,015,186

Our ownership interest (A)	24.7%	50.0%	41.3%	11.3%	20.0%	20.0%	20.8%	20.0%	20.0%	23.2%

Our share of third party debt	$699,433	$161,881	$100,072	$93,598	$180,918	$13,200	$167,770	$105,138	$98,278	$1,620,288

Our share of total assets, before depreciation, net of other liabilities	$1,288,581	$356,050	$160,648	$168,409	$309,953	$48,440	$280,275	$234,092	$199,863	$3,046,311

COMMENT
(A)	The total ownership interest is a weighted average based on each entity’s contribution to total assets, before depreciation, net of other liabilities.
Supplemental Information Page 11

ProLogis
First Quarter 2007
Unaudited Financial Results
Portfolio Analysis
By Ownership
(in thousands, except for percentages)

			Leased Percentage
	Square	Current	March 31,	December 31,
	Feet	Investment	2007	2006 (A)

Stabilized Portfolio (B):
Industrial Portfolio:
Direct Investment:
North America	170,167	$8,303,873	94.84%	94.14%
Europe	14,406	1,153,244	86.06%	86.23%
Asia	5,072	399,475	98.30%	100.00%

Total Direct Investment — Stabilized	189,645	9,856,592	94.26%	93.88%

CDFS Joint Ventures (C):
North America	1,597	47,172	86.27%	100.00%
Asia	4,019	124,046	96.99%	96.11%

Total CDFS joint ventures	5,616	171,218	93.94%	96.86%

Property Funds (C):
ProLogis California LLC	14,211	695,815	99.01%	99.01%
ProLogis North American Properties Fund I	9,406	381,564	96.52%	95.52%
ProLogis North American Properties Fund V	36,106	1,532,496	97.37%	97.59%
ProLogis North American Properties Fund VI-X	25,397	1,508,883	92.52%	90.35%
ProLogis North American Properties Fund XI	4,315	230,502	98.37%	98.78%
ProLogis North American Industrial Fund	22,591	1,301,186	98.91%	98.48%
ProLogis European Properties	61,464	5,141,711	95.95%	96.90%
ProLogis Japan Properties Fund I	7,424	1,171,926	95.34%	99.45%
ProLogis Japan Properties Fund II	6,335	957,881	99.89%	99.86%

Total Property Funds	187,249	12,921,964	96.54%	96.63%

Total Industrial Stabilized Portfolio	382,510	$22,949,774	95.37%	95.26%
Total Retail Stabilized Portfolio	963	272,252	98.28%	98.90%

Total Stabilized Portfolio	383,473	$23,222,026	95.38%	95.27%

Total Operating Portfolio (D):
Industrial Portfolio:
Direct Investment:
North America	177,689	$8,625,131	92.32%	91.58%
Europe	23,742	1,794,658	64.13%	59.81%
Asia	7,769	642,723	86.45%	94.77%

Total Direct Investment — Total Portfolio	209,200	11,062,512	88.91%	88.85%

CDFS Joint Ventures (C):
North America	1,597	47,172	86.27%	61.84%
Asia	4,165	127,442	95.66%	95.42%

Total CDFS joint ventures	5,762	174,614	93.06%	87.37%

Property Funds (C):
ProLogis California LLC	14,211	695,815	99.01%	99.01%
ProLogis North American Properties Fund I	9,406	381,564	96.52%	95.52%
ProLogis North American Properties Fund V	36,106	1,532,496	97.37%	97.59%
ProLogis North American Properties Fund VI-X	25,397	1,508,883	92.52%	90.35%
ProLogis North American Properties Fund XI	4,315	230,502	98.37%	98.78%
ProLogis North American Industrial Fund	22,591	1,301,186	98.91%	98.48%
ProLogis European Properties	61,464	5,141,711	95.95%	96.90%
ProLogis Japan Properties Fund I	7,424	1,171,926	95.34%	99.45%
ProLogis Japan Properties Fund II	6,335	957,881	99.89%	99.86%

Total Property Funds	187,249	12,921,964	96.54%	96.63%

Total Industrial Portfolio	402,211	$24,159,090	92.52%	92.44%
Total Retail Portfolio	1,203	310,266	91.64%	97.62%

Total Operating Portfolio	403,414	$24,469,356	92.52%	92.46%

COMMENTS
(A)	At December 31, 2006, the stabilized portfolio consisted of 371,095 square feet and the total operating portfolio consisted of 391,421 square feet.
(B)	We define our stabilized properties as those properties where the capital improvements, repositioning efforts, new management and new marketing programs for acquisitions or developments, and marketing programs in the case of newly developed properties, have been in effect for a sufficient period of time, generally 12 months. A property enters the stabilized pool at the earlier of 12 months or when it becomes substantially occupied, generally defined as 93%.
(C)	The investment amount represents the CDFS industrial joint venture’s/property fund’s basis in the real estate.
(D)	The total operating portfolio consists of both stabilized properties and prestabilized properties.
Supplemental Information Page 12

ProLogis
First Quarter 2007
Unaudited Financial Results
Portfolio Analysis (Continued)
By Geographic Area and Asset Classification
(in thousands, except for percentages)

			Leased Percentage
	Square	Current	March 31,	December 31,
	Feet	Investment	2007	2006 (A)

Stabilized Portfolio (B):
North America:
Direct Investment
Operating properties	156,184	$7,839,134	94.84%	94.24%
CDFS properties - repositioned acquisitions	7,888	396,435	96.70%	91.84%
CDFS properties - completed developments	7,058	340,556	93.20%	95.19%

Total Direct Investment - North America	171,130	8,576,125	94.86%	94.16%

CDFS joint ventures (C)	1,597	47,172	86.27%	100.00%
Property Funds (C)	112,026	5,650,446	96.75%	96.15%

Total North America Stabilized Portfolio	284,753	14,273,743	95.55%	94.96%

Europe:
Direct Investment
Operating properties	662	24,553	92.44%	92.44%
CDFS properties - repositioned acquisitions	4,349	347,176	97.24%	89.86%
CDFS properties - completed developments	9,395	781,515	80.44%	85.47%

Total Direct Investment - Europe	14,406	1,153,244	86.06%	86.23%

Property Fund (C)	61,464	5,141,711	95.95%	96.90%

Total Europe Stabilized Portfolio	75,870	6,294,955	94.07%	95.40%

Asia:
Direct Investment
Operating properties	86	8,229	100.00%	100.00%
CDFS properties - repositioned acquisitions	1,657	84,211	94.81%	100.00%
CDFS properties - completed developments	3,329	307,035	100.00%	100.00%

Total Direct Investment - Asia	5,072	399,475	98.30%	100.00%

CDFS joint ventures (C)	4,019	124,046	96.99%	96.11%
Property Funds (C)	13,759	2,129,807	97.43%	99.62%

Total Asia Stabilized Portfolio	22,850	2,653,328	97.55%	99.13%

Total Stabilized Portfolio	383,473	$23,222,026	95.38%	95.27%

Operating Portfolio (D):
North America:
Total North America Stabilized Properties	284,753	$14,273,743	95.55%	94.96%
Prestabilized Properties
Operating properties	3,353	153,565	44.34%	68.47%
CDFS properties - repositioned acquisitions	531	26,185	43.09%	25.05%
CDFS properties - completed developments	3,878	179,522	28.55%	38.73%

Total Prestabilized Properties - North America	7,762	359,272	36.37%	34.95%

Total North America Operating Portfolio	292,515	14,633,015	93.98%	93.21%

Europe:
Total Europe Stabilized Properties	75,870	6,294,955	94.07%	95.40%
Prestabilized Properties
CDFS properties - repositioned acquisitions	3,264	235,435	35.09%	10.13%
CDFS properties - completed developments	6,072	405,979	27.72%	35.15%

Total Prestabilized Properties - Europe	9,336	641,414	30.30%	31.13%

Total Europe Operating Portfolio	85,206	6,936,369	87.08%	88.04%

Asia:
Total Asia Stabilized Properties	22,850	2,653,328	97.55%	99.13%
Prestabilized Properties
CDFS properties - repositioned acquisitions	-	-	-	61.99%
CDFS properties - completed developments	2,697	243,248	64.17%	87.27%
CDFS joint ventures (C)	146	3,396	59.07%	92.49%

Total Prestabilized Properties - Asia	2,843	246,644	63.91%	86.41%

Total Asia Operating Portfolio	25,693	2,899,972	93.83%	97.46%

Total Operating Portfolio	403,414	$24,469,356	92.52%	92.46%

Comments are on Page 12.
Supplemental Information Page 12a

ProLogis
First Quarter 2007
Unaudited Financial Results
Lease Expirations
Total Operating Portfolio — Lease Expirations (A)
(in thousands, except for percentages)

Direct Investment
			Percentage of
	Square	Annual Base	Total Annual
	Footage	Rents (B)	Base Rents

2007 (C)	22,412	$92,622	10.83%
2008	31,168	136,418	15.96%
2009	31,235	130,053	15.21%
2010	23,537	103,565	12.11%
2011	27,203	126,816	14.83%
2012	17,900	89,064	10.42%
2013	5,723	29,041	3.40%
2014	8,053	37,009	4.33%
2015	2,517	14,825	1.73%
2016	7,326	45,665	5.34%
2017	2,749	19,967	2.34%
Thereafter	3,058	29,863	3.50%

Totals	182,881	$854,908	100.00%

Property Funds and Industrial CDFS Joint Ventures
			Percentage of
	Square	Annual Base	Total Annual
	Footage	Rents (B)	Base Rents

2007 (C)	19,382	$88,621	8.35%
2008	21,094	101,315	9.55%
2009	23,336	117,292	11.06%
2010	18,088	103,134	9.72%
2011	22,653	112,792	10.63%
2012	13,766	80,676	7.60%
2013	10,561	63,798	6.01%
2014	10,311	69,269	6.53%
2015	14,409	97,330	9.17%
2016	16,159	100,959	9.51%
2017	3,508	26,240	2.47%
Thereafter	11,154	99,802	9.40%

Totals	184,421	$1,061,228	100.00%

COMMENTS (square feet in thousands)
(A)	Assumes customers do not exercise renewal options.

(B)	Represents annualized base rents at lease expiration. As of March 31, 2007, the weighted average base rent per square foot was $4.46 (direct investment) and $5.61 (property funds and industrial CDFS joint ventures).

(C)	Includes amounts leased on a month-to-month basis of 3,860 square feet (direct investment) and 2,075 square feet (property funds and industrial CDFS joint ventures).
Supplemental Information Page 13

ProLogis
First Quarter 2007
Unaudited Financial Results
Top 25 Customers
Total Operating Portfolio — By Annualized Base Rent (A)(B)

		Percentage of
		Annualized		Number
Rank	Customer Name	Base Rent (C)		of Leases

1	Deutsche Post AG (DHL)	3.18%		78
2	CEVA Logistics	1.53%		17
3	Home Depot, Inc.	1.29%		21
4	NYK Line (Nippon Yusen Kaisha)	1.20%		17
5	Nippon Express Group	1.11%		18
6	Unilever	1.08%		7
7	NOL Group (Neptune Orient Lines)	0.96%		18
8	Hitachi Transports, Ltd.	0.84%		7
9	Kuehne & Nagel	0.83%		17
10	ASKUL Corp.	0.81%		3
11	Wincanton Logistics	0.81%		12
12	Wal-Mart Stores, Inc.	0.77%		11
13	Procter & Gamble	0.72%		10
14	Sears, Roebuck & Co.	0.72%		13
15	Geodis	0.70%		12
16	Sanyo Electric, Ltd.	0.70%		5
17	Kraft Foods, Inc.	0.70%		8
18	FedEx Corporation	0.65%		19
19	PepsiCo	0.64%		12
20	ID Logistics France	0.56%		7
21	Amazon.Com, Inc.	0.55%		5
22	Whirlpool Corporation	0.54%		8
23	Shinkai TS Corp.	0.52%		4
24	FM Logistic	0.50%		6
25	PSA Peugeot Citroën	0.50%		9

	Total	22.41	%(D)	344

COMMENTS (square feet in thousands)
(A)	Includes customers leasing space in properties owned directly and in properties owned by property funds and industrial CDFS joint ventures.
(B)	As of March 31, 2007, including property funds and industrial CDFS joint ventures, we had 343 Focus 500 Customers (targeted users of distribution space). These customers lease 202,575 square feet of distribution space representing 50.4% of the total industrial operating portfolio as of March 31, 2007.
(C)	Percentage is based on the annualized collected base rents as of March 31, 2007.
(D)	When considering only our direct investment properties, the top 25 customers represented 20.17% of our total annualized collected base rents as of March 31, 2007.
Supplemental Information Page 13a

ProLogis
First Quarter 2007
Unaudited Financial Results
Leasing Activity (A)

Weighted
	Total Leasing Activity (B)		Turnover Costs (C)		Rent Growth (D)		Average
	No. of	Square	Square		Square		Tenant
	Leases	Feet	Feet	Cost	Feet	Growth	Retention
		(in thousands)	(in thousands)		(in thousands)
First Quarter	467	23,045	17,298	$1.03	16,441	6.3%	75.0%
Actual Capital Expenditures

For the Three Months Ended March 31, 2007
(in thousands, except for percentages)

	Recurring				Our Ownership	Our Share of
	Capital	Tenant	Leasing	Total Capital	Percentage for	Actual Capital
	Maintenance	Improvements	Commissions	Expenditures	the Period	Expenditures

ProLogis	$8,123	$11,003	$4,721	$23,847	100.0%	$23,847
ProLogis European Properties	693	1,133	29	1,855	24.0%	445
ProLogis California LLC	406	252	432	1,090	50.0%	545
ProLogis North American Properties Fund I	79	475	201	755	41.3%	312
ProLogis North American Properties Fund V	717	509	1,122	2,348	11.3%	265
ProLogis North American Properties Fund VI-X	533	1,784	1,153	3,470	20.0%	694
ProLogis North American Properties Fund XI	10	170	19	199	20.0%	40
ProLogis North American Industrial Fund	41	648	738	1,427	20.0%	285
ProLogis Japan I	31	-	-	31	20.0%	6
ProLogis Japan II	132	-	-	132	20.0%	26

	$10,765	$15,974	$8,415	$35,154		$26,465

COMMENTS
(A)	Represents leasing activity for industrial and retail space in properties that are directly owned and properties that are owned by the property funds and industrial CDFS joint ventures.
(B)	Represents all leases signed during the period, including leases for space in properties that are under development.
(C)	Represents the square feet and associated costs expected to be incurred i) to prepare a space for a new tenant, except for space that is being leased for the first time (i.e., in a new development property); ii) for a lease renewal with the same tenant; and iii) for space in properties acquired, if the space was vacant at the date of acquisition. The amount provided represents the total turnover costs expected to be incurred on the leases signed during the period and does not represent actual turnover expenditures for the period.
(D)	Represents the leasing activity and associated rent growth for space that has been previously leased. Excludes leasing activity and rent growth for space in properties acquired, until we have leased the space.
Supplemental Information Page 14

ProLogis
First Quarter 2007
Unaudited Financial Results
Same Store Analysis (A)

Percentage Change in
	Square Footage of			Net	Adjusted Net
	Same Store	Rental	Rental	Operating	Operating	Average	Rent Growth
	Population	Income (B)	Expenses (C)	Income (D)	Income (E)	Occupancy	(F)
(in thousands)
First Quarter	341,662	+ 4.94%	+ 2.51%	+ 5.62%	+ 6.40%	+ 3.61%	+ 6.90%

COMMENTS (in thousands)
(A)	A key component of our evaluation of the operating performance of our properties, our management personnel and our individual markets is a “same store” analysis. We define our same store portfolio of properties each quarter as those properties that have been in operation throughout the full quarter in both the current year and the prior year and that were also in operation at January 1st of the prior year. Accordingly, when a property is disposed of to a third party it will be removed from the population for the current quarter and the corresponding quarter of the prior year but previously presented quarterly information will not be changed. Same store statistics allow us to evaluate the actual operating performance of our operating portfolio as a consistent population from period to period and eliminates the effects of changes in the composition of the portfolio on performance measures.

The percentage change presented is the weighted average of the measure computed separately for us and each of the property funds and joint ventures with the weighting based on each entity’s proportionate share of the combined component on which the change is computed. In order to derive an appropriate measure of period-to-period operating performance, the percentage change computation removes the effects of foreign currency exchange rate movements by computing each property’s components in that property’s functional currency.

(B)	Rental income includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income is adjusted to remove the net termination fees recognized for each period. Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset that has been previously recognized, if any. Removing the net termination fees for the same store calculation allows us to evaluate the growth or decline in each property’s rental income without regard to items that are not indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.

Net termination fees and adjustments removed from rental income were $(438) and $1,867 for the three months ended March 31, 2007 and 2006, respectively.

(C)	Rental expenses represent gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for our direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which our wholly owned management company provides property management services to each property (generally the fee is based on a percentage of revenues).

(D)	In computing the percentage change in net operating income, we compute net operating income as the weighted difference between rental income computed as described in comment B and rental expenses computed as described in comment C.

(E)	To derive adjusted net operating income, we adjust the net operating income computed as described in comment D to exclude the amount of straight-lined rents and adjustments for lease amortization recognized in each period. Lease amortization is associated with intangible assets resulting from acquisitions of operating properties that have leases in place with rental rates above or below market rates at the date of the acquisition. These above/below market leases are amortized over the remaining lease term as an adjustment to rental revenue. The straight-lined rents and amortization removed from rental income were $4,191 and $6,470 for the three months ended March 31, 2007 and 2006, respectively.

(F)	Represents the weighted average rent growth associated with leasing activity for space that has been previously leased by us and/or the property funds. Excludes leasing activity and rent growth for space in properties acquired until we have leased the space.
Supplemental Information Page 15

ProLogis
First Quarter 2007
Unaudited Financial Results
Acquisitions and Dispositions
(in thousands, except for percentages)

Three Months
Ended
March 31,
2006
Acquisitions from third parties:
Operating properties acquired by us:
Square feet	7,672
Total expected investment of assets acquired ($)	647,029
Percentage leased at period end	86.41%

Operating properties acquired by property funds:
Square feet	-
Total expected investment of assets acquired ($)	-
Percentage leased at period end	-

Dispositions:
Direct dispositions:
CDFS completed developments:
Contributions to property funds:
Square feet	5,706
Net sales proceeds ($)	598,048

Dispositions to third parties:
Square feet	80
Net sales proceeds ($)	19,730

CDFS repositioned acquisitions:
Contributions to property funds:
Square feet	-
Net sales proceeds ($)	-

Dispositions to third parties:
Square feet	-
Net sales proceeds ($)	-

Land dispositions:
Net sales proceeds ($)	164,344

Total CDFS assets (see Page 17):
Square feet	5,786
Net sales proceeds ($)	782,122

Percentage of CDFS proceeds generated by contributions to property funds	76.5%

Non-CDFS assets:
Contributions to property funds:
Square feet	-
Net sales proceeds ($)	-

Dispositions to third parties:
Square feet	426
Net sales proceeds ($)	48,694

Total all dispositions:
Square feet	6,212
Net sales proceeds ($)	830,816

Direct dispositions by property funds:
Square feet	-
Net sales proceeds ($)	-
Supplemental Information Page 16

ProLogis
First Quarter 2007
Unaudited Financial Results
CDFS Business Summary
(in thousands, except for percentages)
CDFS Leasing Activity

Three Months
Ended
March 31,
2007

Square feet of leases signed on CDFS properties (A)	6,063
Square feet of leases signed on CDFS properties to repeat customers	2,237

Percentage to repeat customers	36.9%

2007 Proceeds from CDFS Dispositions/Contributions by Region

	Three Months
	Ended	Percentage
	March 31,	of Total
Region	2007	Proceeds

North America:
Central	$25,462	3.26%
Midwest	18,226	2.33%
Pacific	140,037	17.90%
Southeast	9,885	1.26%

	193,610	24.75%

Europe:
Southern Europe	85,825	10.97%
Northern Europe	144,523	18.48%
Central Europe	37,344	4.77%
United Kingdom	18,297	2.35%

	285,989	36.57%

Asia:
Japan	302,523	38.68%

	302,523	38.68%

Net sales proceeds on transactions before deferrals and recapture	782,122	100.00%

Less: amounts not recognized (B)	(44,695)
Add: deferred proceeds recapture	-

Total CDFS proceeds	$737,427

2006 Total CDFS Proceeds

Three Months
Ended
March 31,
2006
Net sales proceeds on transactions before deferrals and recapture	363,551
Less: amounts not recognized (B)	(23,608)
Add: deferred proceeds recapture	13,298

Total CDFS proceeds	$353,241

COMMENTS

(A)	Represents the initial leasing activity in completed industrial and retail developments or repositioned acquisitions signed during the period, including industrial CDFS joint ventures.
(B)	When we contribute properties to an entity in which we have an ownership interest, we do not recognize a portion of the proceeds in our computation of the gain resulting from the contribution. The amount of the proceeds that cannot be recognized relates to our continuing ownership interest in the contributed property through our ownership in the property fund. See notes 9 and 10.
Supplemental Information Page 17

ProLogis
First Quarter 2007
Unaudited Financial Results
CDFS Business Summary (Continued)
(in thousands, except for percentages)
CDFS Asset Pipeline and Leasing Status by Product Classification

	March 31, 2007
	Square
	Feet	Investment (A)	Leased

Completed Developments and Acquired Properties (B):
North America:
CDFS properties - repositioned acquisitions	8,419	$422,620	93.32%
CDFS properties - completed developments	10,936	520,078	70.28%

Total CDFS Operating Properties - North America	19,355	942,698	80.30%

Europe:
CDFS properties - repositioned acquisitions	7,613	582,611	70.59%
CDFS properties - completed developments	15,467	1,187,494	59.74%

Total CDFS Operating Properties - Europe	23,080	1,770,105	63.32%

Asia:
CDFS properties - repositioned acquisitions	1,657	84,211	94.81%
CDFS properties - completed developments	6,026	550,283	83.96%

Total CDFS Operating Properties - Asia	7,683	634,494	86.30%

Total Acquired and Developed Properties (see Page 12a)	50,118	3,347,297	73.40%

Properties Under Development - Direct Owned (B):
North America	10,068	547,123	8.45%
Europe	11,693	937,829	18.37%
Asia	10,103	873,873	14.13%

Total Properties Under Development (see Page 18)	31,864	2,358,825	13.89%

Total CDFS Asset Pipeline - Direct Owned	81,982	$5,706,122	50.27%

Completed Properties - CDFS Joint Ventures (C):
North America	1,597	$23,586	86.27%
Asia	4,165	63,721	95.66%

Total Completed Properties - CDFS Joint Ventures	5,762	87,307	93.06%

Properties Under Development - CDFS Joint Ventures (C):
North America	360	8,657	0.00%
Europe	150	3,637	0.00%
Asia	359	7,768	15.23%

Total Properties Under Development - CDFS Joint Ventures (see Page 18a)	869	20,062	6.29%

Total CDFS Asset Pipeline - CDFS Joint Ventures	6,631	$107,369	81.68%

Total CDFS Asset Pipeline (D)	88,613	$5,813,491	52.62%

CDFS Assets By Geographic Area (B)

	March 31, 2007
	Square
	Feet	Investment (A)	Leased
North America	31,379	$1,522,064	56.63%
Europe	34,924	2,711,571	47.99%
Asia	22,310	1,579,856	54.23%

Total CDFS Asset Pipeline (D)	88,613	$5,813,491	52.62%

COMMENTS
(A)	For operating properties represents current investment; for properties under development represents total expected investment.
(B)	Includes industrial and retail properties.
(C)	Represents 100% of the square footage and our proportionate share of the investment in industrial properties under development in CDFS joint ventures in which we have a weighted average 50% ownership interest.
(D)	Includes 100% of the properties owned directly. Also includes 100% of the square footage and our proportionate share of the investment in industrial properties under development in the CDFS joint ventures.
Supplemental Information Page 17a

ProLogis
First Quarter 2007
Unaudited Financial Results
Development Summary
ProLogis and Unconsolidated Industrial CDFS Joint Ventures
(in thousands, except for costs per square foot and percentages)

March 31,
2007
Development Starts:
ProLogis (A)
Square feet	7,986
Total expected investment ($)	598,285
Cost per square foot ($)	74.92
ProLogis Unconsolidated Industrial CDFS Joint Ventures (B)
Square feet	360
Total expected investment ($)	17,315
Cost per square foot ($)	48.10
Total:
Square feet	8,346
Total expected investment ($)	615,600
Cost per square foot ($)	73.76

Development Completions:
ProLogis (A)
Square feet	6,882
Total expected investment ($)	514,994
Cost per square foot ($)	74.83
Leased percentage as of 3/31/07	44.26%
ProLogis Unconsolidated Industrial CDFS Joint Ventures (B)
Square feet	—
Total expected investment ($)	—
Cost per square foot ($)	—
Leased percentage at completion (B)	—
Leased percentage as of 3/31/07	—
Total:
Square feet	6,882
Total expected investment ($)	514,994
Cost per square foot ($)	74.83
Leased percentage as of 3/31/07	44.26%

Under Development as of End of Period:
ProLogis (A)
Square feet	32,602
Total expected investment ($)	2,384,938
Cost per square foot ($)	73.16
Leased percentage as of 3/31/07	14.54%
ProLogis Unconsolidated Industrial CDFS Joint Ventures (B)
Square feet	869
Total expected investment ($)	40,124
Cost per square foot ($)	46.17
Leased percentage as of 3/31/07	6.29%
Total:
Square feet	33,471
Total expected investment ($)	2,425,062
Cost per square foot ($)	72.45
Leased percentage as of 3/31/07	14.33%
COMMENTS (square feet in thousands)

(A)	For more detailed information, see Page 18a.

(B)	Represents 100% of the development activity of our industrial CDFS joint ventures operating in North America, Europe and Asia, in which we have a weighted average ownership interest of 50%. See Page 18b.
Supplemental Information Page 18

ProLogis
First Quarter 2007
Unaudited Financial Results
Development Summary (A)
(in thousands, except for costs per square foot and percentages)

	March 31,	December 31,	September 30,	June 30,
	2007	2006	2006	2006

Development Starts:
North America:
Square feet	1,141	4,922	1,349	4,952
Total expected investment ($)	71,066	265,613	79,777	243,008
Cost per square foot ($)	62.28	53.96	59.14	49.07
Europe:
Square feet	2,863	5,542	2,047	2,259
Total expected investment ($)	224,881	390,945	197,132	138,047
Cost per square foot ($)	78.55	70.54	96.30	61.11
Asia:
Square feet	3,982	1,304	460	1,363
Total expected investment ($)	302,338	123,264	66,273	102,249
Cost per square foot ($)	75.93	94.53	144.07	75.02
Total:
Square feet	7,986	11,768	3,856	8,574
Total expected investment ($)	598,285	779,822	343,182	483,304
Cost per square foot ($)	74.92	66.27	89.00	56.37

Development Completions:
North America:
Square feet	2,000	1,825	1,166	4,244
Total expected investment ($)	101,216	144,257	81,447	154,507
Cost per square foot ($)	50.61	79.04	69.85	36.41
Leased percentage at completion (B)	12.44%	26.65%	66.27%	44.27%
Leased percentage as of 3/31/07	12.44%	59.37%	90.37%	57.65%
Europe:
Square feet	2,952	3,702	3,437	2,613
Total expected investment ($)	232,346	260,500	276,992	244,594
Cost per square foot ($)	78.71	70.37	80.59	93.61
Leased percentage at completion (B)	53.42%	38.47%	59.31%	59.52%
Leased percentage as of 3/31/07	53.42%	43.21%	70.91%	100.00%
Asia:
Square feet	1,930	1,772	1,600	1,071
Total expected investment ($)	181,432	204,016	163,214	186,979
Cost per square foot ($)	94.01	115.13	102.01	174.58
Leased percentage at completion (B)	63.24%	85.53%	94.49%	96.63%
Leased percentage as of 3/31/07	63.24%	85.53%	100.00%	100.00%
Total:
Square feet	6,882	7,299	6,203	7,928
Total expected investment ($)	514,994	608,773	521,653	586,080
Cost per square foot ($)	74.83	83.40	84.10	73.93
Leased percentage at completion (B)	44.26%	47.13%	68.95%	56.37%
Leased percentage as of 3/31/07	44.26%	57.74%	80.91%	78.10%

Under Development as of End of Period:
North America:
Square feet	10,806	11,657	8,560	8,377
Total expected investment ($)	573,236	597,888	475,054	467,300
Cost per square foot ($)	53.05	51.29	55.50	55.78
Leased percentage as of 3/31/07	10.77%
Europe:
Square feet	11,693	10,330	8,570	10,095
Total expected investment ($)	937,829	843,959	677,795	743,692
Cost per square foot ($)	80.20	81.70	79.09	73.67
Leased percentage as of 3/31/07	18.37%
Asia:
Square feet	10,103	8,051	7,537	9,931
Total expected investment ($)	873,873	748,542	826,593	924,973
Cost per square foot ($)	86.50	92.98	109.67	93.14
Leased percentage as of 3/31/07	14.13%
Total:
Square feet	32,602	30,038	24,667	28,403
Total expected investment ($)	2,384,938	2,190,389	1,979,442	2,135,965
Cost per square foot ($)	73.16	72.93	80.26	75.21
Leased percentage as of 3/31/07	14.54%

Construction in Progress (C):
North America ($)	250,958	256,310	224,904	180,544
Europe ($)	413,882	389,452	366,786	413,287
Asia ($)	356,773	319,080	320,157	356,813

Total Construction in Progress ($)	1,021,613	964,842	911,847	950,644

COMMENTS (square feet in thousands)
(A)	Includes a retail development that was started during the second quarter of 2006, which aggregates 224 square feet and has a total expected investment of $38.1 million. In the first quarter of 2007, 198 square feet of this retail development was completed at a total expected investment of $30.6 million.
(B)	Represents the leased percentage as of the end of the quarter in which the development was completed.
(C)	Includes construction in progress for land, retail and industrial distribution properties development.
Supplemental Information Page 18a

ProLogis
First Quarter 2007
Unaudited Financial Results
Development Summary — Unconsolidated Industrial CDFS Joint Ventures (A)
(in thousands, except for costs per square foot and percentages)

	March 31,	December 31,	September 30,	June 30,
	2007	2006	2006	2006

Development Starts:
North America (B):
Square feet	360	—	—	—
Total expected investment ($)	17,315	—	—	—
Cost per square foot ($)	48.10	—	—	—
Europe (B):
Square feet	—	—	—	150
Total expected investment ($)	—	—	—	7,273
Cost per square foot ($)	—	—	—	48.49
Asia (B):
Square feet	—	273	—	90
Total expected investment ($) (C)	—	12,617	—	23,419
Cost per square foot ($)	—	46.22	—	260.21
Total:
Square feet	360	273	—	240
Total expected investment ($)	17,315	12,617	—	30,692
Cost per square foot ($)	48.10	46.22	—	127.88

Development Completions:
North America (B):
Square feet	—	—	—	—
Total expected investment ($)	—	—	—	—
Cost per square foot ($)	—	—	—	—
Leased percentage at completion (D)	—	—	—	—
Leased percentage as of 3/31/07	—	—	—	—
Asia (B):
Square feet	—	802	443	—
Total expected investment ($)	—	27,078	33,586	—
Cost per square foot ($)	—	33.76	75.81	—
Leased percentage at completion (D)	—	100.00%	46.71%	—
Leased percentage as of 3/31/07	—	100.00%	89.43%	—
Total:
Square feet	—	802	443	—
Total expected investment ($)	—	27,078	33,586	—
Cost per square foot ($)	—	33.76	75.81	—
Leased percentage at completion (D)	—	100.00%	46.71%	—
Leased percentage as of 3/31/07	—	100.00%	89.43%	—

Under Development as of End of Period:
North America (B):
Square feet	360	—	—	—
Total expected investment ($)	17,315	—	—	—
Cost per square foot ($)	48.10	—	—	—
Leased percentage as of 3/31/07	0.00%
Europe (B):
Square feet	150	150	150	150
Total expected investment ($)	7,273	7,273	7,273	7,273
Cost per square foot ($)	48.49	48.49	48.49	48.49
Leased percentage as of 3/31/07	0.00%
Asia (B):
Square feet	359	352	1,064	1,484
Total expected investment ($)	15,536	15,326	44,866	73,346
Cost per square foot ($)	43.28	43.54	42.17	49.42
Leased percentage as of 3/31/07	15.23%
Total:
Square feet	869	502	1,214	1,634
Total expected investment ($)	40,124	22,599	52,139	80,619
Cost per square foot ($)	46.17	45.02	42.95	49.34
Leased percentage as of 3/31/07	6.29%

COMMENTS
(A)	Includes only industrial properties owned by CDFS joint ventures.
(B)	Represents 100% of the development activity of our industrial CDFS joint ventures operating in North America, Europe and Asia, in which we have a weighted average ownership interest of 50%.
(C)	The total expected investment for the development start in the second quarter in Asia includes the costs to develop a container yard, which includes a small building. The cost for the entire project is reflected in the building cost per square foot.
(D)	Represents the leased percentage as of the end of the quarter in which the development was completed.
Supplemental Information Page 18b

ProLogis
First Quarter 2007
Unaudited Financial Results
Capital Structure
(in thousands, except per share amounts)
Debt Outstanding as of March 31, 2007

		Principal Maturities
		of Direct Debt
		(senior notes, fixed rate
Principal Outstanding		secured debt and other unsecured debt)

Direct Debt:
Senior notes:
7.25% Notes due 2007	135,000	2007	377,338
Floating Rate Yen Notes due 2007	170,151	2008	714,007
7.10% Notes due 2008	250,000	2009	982,315
7.95% Notes due 2008	50,000	2010	561,754
Floating Rate Notes due 2009	250,000	2011	518,396
7.30% Notes due 2009	25,000	2012	751,584
7.875% Notes due 2009	28,125	2013	375,608
8.72% Notes due 2009	37,500	2014	65,131
5.25% Notes due 2010	500,000	2015	555,361
4.375% Euro Notes due 2011	466,445	2016	1,133,295
5.50% Notes due 2012	450,000	Thereafter	1,518,591
5.50% Notes due 2013	300,000	Add: premium, net	27,148

5.625% Notes due 2015	400,000		$7,580,528

7.81% Notes due 2015	100,000
9.34% Notes due 2015	50,000
5.625% Notes due 2016	550,000
5.75% Notes due 2016	400,000
8.65% Notes due 2016	50,000
7.625% Notes due 2017	100,000
Less: discount	(11,969)

Total senior notes	4,300,252

Other unsecured debt (B)	607,479
Convertible senior notes - 2.25% due 2037 (A)	1,228,174
Fixed rate secured debt	1,444,623
Assessment bonds	33,803

	3,314,079

Subtotal	7,614,331
Lines of credit (see Page 20)	1,719,112

Total direct debt	9,333,443

Our share of third party debt of unconsolidated investees:
Property funds (see Page 11)	1,620,288
CDFS joint ventures	193,051
Other unconsolidated investees	43,299

	1,856,638

Total	$11,190,081

Market Capitalization as of March 31, 2007

		Market
	Shares	Price at
	or Equivalents	March 31,	Market Value
	Outstanding	2007	Equivalents

8.54% Series C Cumulative Redeemable Preferred Shares	2,000	$58.38	$116,760
6.75% Series F Cumulative Redeemable Preferred Shares	5,000	$25.38	126,900
6.75% Series G Cumulative Redeemable Preferred Shares	5,000	$25.37	126,850

	12,000		370,510

Common Shares	256,511	$64.93	16,655,259
Convertible limited partnership units (5,139 units)	5,140	$64.93	333,740

	261,651		16,988,999

Total equity			17,359,509
Total debt (including our share of third party debt of unconsolidated investees)			11,190,081

Total market capitalization (including our share of third party debt of unconsolidated investees)			$28,549,590

COMMENTS
(A)	We issued convertible senior notes in the first quarter of 2007. Proceeds were used to repay borrowings under our Global Line and for other general corporate purposes. These notes are convertible at the holder’s option and redeemable at our option after March 2012, and in limited circumstances before then.
(B)	This represents borrowings under a new multi-currency senior credit facility, which were used to finance the Parkridge acquisition (see note 3 on Page 7). The debt is unsecured, bears interest at LIBOR plus a margin and matures in October 2009.
Supplemental Information Page 19

ProLogis
First Quarter 2007
Unaudited Financial Results
Debt Analysis
Revolving Lines of Credit
(in thousands, except for percentages)

		Outstanding at			Weighted
	Total	March 31,	Remaining		Average
	Commitment	2007	Capacity		Interest Rate (A)

Global Line (B)	$3,484,404	$1,719,112	$1,765,292	(D)	3.16%
Other (C)	68,817	-	68,817	(E)	-

	$3,553,221	$1,719,112	$1,834,109		3.16%

Weighted Average Interest Rates and Term to Maturity

		Weighted	Weighted Average
		Average	Term to
	% of Debt	Interest Rate (A)	Maturity (F)

Global Line	18.49%	3.16%	n/a
Senior notes	46.24%	5.64%	5.6	years
Other unsecured debt	6.53%	5.02%	3.0	years
Convertible senior notes	13.21%	2.25%	5.0	years
Secured debt	15.53%	6.50%	5.8	years

Totals (G)	100.00%	4.50%	5.5	years
Financial Ratios

	Three Months Ended	Year Ended
	March 31, 2007	December 31, 2006

Interest coverage ratio (H)	4.9	4.4
Fixed charge coverage ratio (I)	4.6	4.0
Total debt to total book assets (including our share of
unconsolidated investees) (see Pages 1 and 19)	56.5%	55.5%
Total debt to total market capitalization (including our
share of unconsolidated investees) (see Page 19)	39.2%	38.7%

COMMENTS
(A)	Represents the weighted average interest rates using local currency rates on borrowings that were outstanding at March 31, 2007.
(B)	Represents a global senior credit facility through a syndicate of banks (“Global Line”). The total commitment fluctuates in U.S. dollars based on the underlying currencies. Funds may be drawn in U.S. dollar, euro, Japanese yen, British pound sterling, Chinese renminbi, South Korean won and Canadian dollar. Based on our public debt ratings, interest on the borrowings under the Global Line accrues at a variable rate based upon the interbank offered rate or other applicable rate in each respective jurisdiction in which the borrowings are outstanding. The Global Line matures in October 2009, excluding a 12-month extension at our option for all currencies except the renminbi, which matures in May 2009.
(C)	This facility represents a total commitment of 35 million British pounds sterling.
(D)	Excludes letters of credit outstanding with the lending banks aggregating $82.7 million at March 31, 2007.
(E)	Excludes letters of credit outstanding with the lending bank aggregating $31.0 million at March 31, 2007.
(F)	Calculated through final maturity for debt outstanding at March 31, 2007, other than the convertible senior notes. These notes are convertible at the holders option and redeemable at our option after March 2012 and, in limited circumstances, before then.
(G)	Total direct debt excluding assessment bonds.
(H)	Calculated as FFO as defined on Pages 3a and 3b before impairment charges, preferred dividends, interest expense and minority interest, divided by interest expense (interest expense excludes capitalized interest and amortization of loan costs).
(I)	Calculated as FFO as defined on Pages 3a and 3b before impairment charges, preferred dividends, interest expense and minority interest, divided by combined interest expense (interest expense excludes capitalized interest and amortization of loan costs) and preferred dividends.
Supplemental Information Page 20

ProLogis
First Quarter 2007
Unaudited Financial Results
Geographic Distribution Based on Square Footage
Operating Properties - Direct Owned and Owned by the Property Funds and Industrial CDFS Joint Ventures

North America	%		%	Europe	%

United States		Mexico

Atlanta	4.47	Guadalajara	0.10	Belgium	0.26
Austin	0.59	Juarez	0.40	Czech Republic	0.83
Central Valley (California)	1.38	Mexico City	0.77	France	6.36
Charlotte	1.68	Monterrey	0.44	Germany	1.32
Chicago	5.55	Reynosa	0.74	Hungary	0.77
Cincinnati	1.92	Tijuana	0.36	Italy	1.91

Columbus	3.04			Netherlands	1.42
Dallas/Fort Worth	5.17	Total Mexico	2.81	Poland	2.91

Denver	1.64			Spain	0.83
El Paso	0.93			Slovakia	0.33
Greenville	0.67			Sweden	0.43
Houston	2.50	Canada		United Kingdom	3.75

I-81 Corridor (E. Pennsylvania)	3.69	Toronto	0.24
Indianapolis	2.58			Total Europe	21.12%

Inland Empire (Southern California)	6.59
Las Vegas	0.69	Total North America	72.51%

Los Angeles	3.41
Louisville	1.17			Asia	%
Memphis	2.16
Nashville	1.33			China	1.80
New Jersey	4.65			Japan	4.50
Orlando	0.76			Korea	0.03
Phoenix	0.86			Singapore	0.04

Portland	0.82
Reno	0.96			Total Asia	6.37%

Salt Lake City	0.55
San Antonio	1.81
San Francisco-East Bay	1.38
San Francisco-South Bay	1.46
Seattle	0.29
South Florida	1.27
St. Louis	0.72
Tampa	0.95
Washington D.C./Baltimore	1.71
other non-target	0.11

Total United States	69.46

Supplemental Information Page 21